Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To The Shareholders and Board of Directors of General European Strategic Investments, Inc.

We consent to the inclusion in the Form S-1 registration statement of General European Strategic Investments Inc. of our report dated April 5th, 2023, of the balance sheet and the related statements of operations, stockholders’ equity, and cashflows for the year ended December 31, 2021, and December 31, 2020.

/S/ Olayinka Oyebola

OLAYINKA OYEBOLA & CO

Chartered Accountant

PCAOB No:5968

Lagos, Nigeria

April 24, 2023